INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 941
ATLANTA, GA 30370


                         Employer Identification Number:
                                   57-0219408
                                              File folder Number:
Date:  Nov 04, 1992                               570000465
                                              Person to Contact:
                                                  STAN SMITH
FIRST NATIONAL BANK                           Contact Telephone Number:
P O BOX 1287                                      (404) 331-0908
ORANGEBURG, SC 29116-1287                     Plan Name:
                          FIRST NATIONAL BANK EMPLOYEES
                                                 SAVINGS PLAN
                                              Plan Number:  002




Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

         This determination letter is applicable for the amendment(s) adopted on 11/14/91.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.




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                                       -2-
FIRST NATIONAL BANK

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,


                                 s/Paul Williams
                                 ----------------------
                                  Paul Williams
                                District Director

Enclosures:
Publication 794
PWBA 515